UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 1, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (808) 543-5662

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 26, 2004, Hawaiian Electric Industries, Inc. (HEI) and Hawaiian Electric Company, Inc. (HECO) announced the appointment of Admiral Thomas B. Fargo, Commander, U. S. Pacific Command, to their boards of directors, effective January 1, 2005, the expected date of his retirement from the Navy. Subsequent to the announcement, Admiral Fargo’s retirement was delayed, pending confirmation of a successor to the U. S. Pacific Command.

On March 1, 2005, HEI and HECO announced the appointment of Admiral Fargo to their boards of directors effective March 1, 2005. Admiral Fargo’s retirement date from the Navy was February 28, 2005. His name will be presented to the shareholders of HEI at its Annual Meeting of Shareholders to be held on Tuesday, April 26, 2005, as a Class II director whose term will expire in 2007. Admiral Fargo will be named to the HEI Audit Committee on March 8, 2005. His appointment to the HECO board will increase that board’s size by one. He will be named to the HECO Audit Committee on April 22, 2005.

As Commander of the U. S. Pacific Command, Admiral Fargo led the largest of the U. S. unified military commands and directed Army, Navy, Marine Corps and Air Force operations from the U.S. west coast to the east coast of Africa. Admiral Fargo is a graduate of the United States Naval Academy. He is a recipient of the Vice Admiral James Bond Stockdale Award for Inspirational Leadership. His personal decorations include the Distinguished Service Medal (four awards), the Defense Superior Service Medal and the Legion of Merit (three awards).

As an HEI director, Admiral Fargo received an initial one-time grant of 2,000 shares of HEI Common Stock on March 1, 2005. Thereafter, on May 1, 2005 and each subsequent year, Admiral Fargo will be eligible to receive an annual grant of 1,400 shares of HEI Common Stock. In addition, Admiral Fargo will receive a fiscal year cash retainer of $32,500, to be paid in quarterly installments commencing April 1, 2005. For the month of March 2005, he will receive a prorated cash retainer of $2,708. As a member of the HEI Audit Committee, Admiral Fargo will receive a fiscal year cash retainer of $5,000, to be paid in quarterly installments commencing April 1, 2005. For the month of March he will receive a prorated cash retainer of $417.

For his service on the HECO board, Admiral Fargo will receive a fiscal year cash retainer of $20,000, to be paid in quarterly installments commencing April 1, 2005. For the month of March he will receive a prorated cash retainer of $833. He will also be eligible to receive one-third off his monthly electric bill up to 825 kilowatts per monthly billing cycle commencing March 1, 2005. As a member of the HECO Audit Committee he will receive a fiscal year cash retainer of $4,000, to be paid in quarterly installments commencing June 1, 2005.

There is no arrangement or understanding pursuant to which Admiral Fargo was selected as a director of HEI and HECO. There are no related transactions between Admiral Fargo and HEI or HECO required to be reported.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ Eric K. Yeaman
Eric K. Yeaman
Financial Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: March 4, 2005

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